UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 10, 2006

BriteSmile, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-17594	87-0410364

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

460 North Wiget Lane Walnut Creek, California		94598

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On May 10, 2006, Dr. Julian Feneley, President of BriteSmile, Inc. (the “Company”), filed a Declaration (the “Declaration”) in the Superior Court of the State of California, County of San Francisco, in connection with litigation proceedings between Gregg Coccari and the Company.  In the Declaration, Mr. Feneley made certain statements regarding the Company’s current financial condition and projections of the Company’s future financial performance.  These statements include the fact that (i) the Company has on hand approximately $13.1 million in cash to fund its ongoing operations, of which approximately $8.0 million is restricted, (ii) at the beginning of April 2006, the Company reduced the price of its whitening procedure from $600 to $399 and (iii) as a result of this price reduction, the Company has approximately doubled its weekly volume of paid procedures and increased average weekly revenues in the Center business by about 60 percent.

The Declaration also included a 2006 quarterly forecast containing preliminary operating EBITDA estimate for the first quarter of 2006, excluding stock option expense and unusual costs and gains associated with the sale of the Associated Center business, and a forecast of EBITDA for the second, third and fourth quarters of 2006 and the 2006 fiscal year.  A summary of this 2006 quarterly forecast is included herewith as Exhibit 99.1.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.  This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.  Financial Statements and Exhibits

          (d)          Exhibits

           99.1       2006 Quarterly Forecast (summary) from the Declaration of Dr. Julian Feneley filed with the Superior Court of the State of California, County of San Francisco on May 10, 2006.

Forward-Looking Statements

This report and the exhibit filed herewith contain forward-looking statements.  All statements and projections regarding the Company’s expected future financial position, revenue, cost of sales, gross margin, operating and occupancy costs, finance and HR expenses, IT expenses, spa operations and real estate expenses, marketing expenses, discontinued operations, administrative and other expenses, SG&A and EBITDA are forward looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations.  The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward looking statements include the Company’s ability to operate our business profitably following the sale of our associated center business, inflation, the seasonal nature of our business, our ability to update our technology to remain competitive, the competitive pressures we face, our ability to obtain a sufficient supply of products for our centers, our ability to add new centers, our ability to protect the intellectual property licensed to us, government regulation, changes in general economic conditions and those factors discussed under Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.  Many of these risk factors are outside the Company’s control.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BriteSmile, Inc.

	By:	/s/ Kenneth Czaja

Kenneth Czaja
Chief Financial Officer
Date: May 12, 2006